UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 29, 2025 (September 25, 2025)

Date of Report (Date of earliest event reported)

One World Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56151	61-1744826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6605 Grand Montecito Parkway, Suite 100 Las Vegas, Nevada	89149
(Address of principal executive offices)	(Zip Code)

(800) 605-3201

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2025, the Board of Directors (the “Board”) of One World Products, Inc., a Nevada corporation (the “Company”), voted to expand the number of members of the Board from three to seven. Further on such date, the Board elected three individuals to fill three of the four vacancies in the Board. The Board intends to fill the remaining vacancy, in the near future.

Certain information regarding the backgrounds of each of the Company’s three new directors is set forth below.

Minyon Moore became a member of the Board of the Company on September 25, 2025. Ms. Moore is considered one of the nation’s top strategic thinkers with extensive experience in political and corporate affairs, as well as public policy. She leads Dewey Square Group’s State and Local Affairs and Multicultural Strategies practices with clients ranging from the Fortune 100 to startup nonproﬁts seeking counsel for developing strategies that address emerging consumer markets and achieving their public policy goals. She specializes in building coalitions and brand awareness strategies for corporations while at the same time effectively addressing their state and local public policy issues.

Most recently, Ms. Moore was appointed to serve as the Chair of the 2024 Democratic National Convention held in August 2024 in her hometown of Chicago, where she oversaw the planning and execution of the nomination of Vice President Kamala Harris and Governor Tim Walz as the party’s nominees heading into the 2024 general election. She previously served the Biden-Harris Administration as the Nomination Advisor for Engagement mobilizing a nationwide outreach effort focused on the historic conﬁrmation of the ﬁrst African American woman on the United States Supreme Court, Associate Justice Ketanji Brown Jackson.

Under President Bill Clinton’s administration, Ms. Moore served as Assistant to the President and Director of White House Political Affairs. In this capacity, she served as the principal political adviser to the President, Vice President, First Lady and senior White House staff, with primary responsibility for planning outreach and directing the political activities of the White House. As CEO of the Democratic National Committee (DNC), Ms. Moore was responsible for day-to-day operations and oversight of the Democratic Party.

Ms. Moore serves as a member of the board of directors for Writers Guild Foundation, the National Council of Negro Women, and is a board member and co-convener of the Power Rising Summit. Named one of the 100 Most Powerful Women in Washington by Washingtonian Magazine, a Most Inﬂuential Leader by Rainbow PUSH; Ms. Moore has been honored with numerous awards including the Uncommon Height Award for excellence in service to others.

Ms. Moore was honored by Illinois House Speaker Emmanuel Chris Welch with the Women in Power Award, honoring women leaders across the state of Illinois for their historic accomplishments and contributions across the country. In 2018, Ms. Moore was awarded the American Association of Political Consultants (AAPC) Lifetime Achievement Award and has been inducted into the AAPC Hall of Fame. Her book, For Colored Girls Who Have Considered Politics, co-authored with Donna Brazile, Yolanda Caraway, and Leah Daughtry, was awarded the 2019 NAACP Image Award for Outstanding Literary work, non- Fiction.

Ms. Moore attended the University of Illinois at Chicago and graduated from the Boston University Digital Filmmaking Program (DC). A noted speaker and ﬁlmmaker, Minyon has continued to serve as a guest lecturer throughout her career including opportunities at Yale University and Harvard University Kennedy School of Government.

Timothy Woods became a member of the Board of the Company on September 25, 2025. Previously, from 2022 to 2024, Mr. Woods served the Company as Chief Financial Officer. Currently, he serves as Fractional Chief Financial Officer (CFO) for LIFT Incubator (CBE – Center for Black Entrepreneurship), an accelerator developed by the CBE, a joint initiative of Spelman College, Morehouse College, and the Black Economic Alliance Foundation.

Since 2024, Mr. Woods has an independent consultant providing strategic advisory support to advance legacy initiatives for the Moorehead family, while also evaluating entrepreneurial and investment opportunities. These consulting services span philanthropy, higher education, cultural institutions and consumer products, combining financial modeling, governance insight and market entry analysis.

From 2015 to 2022, Mr. Woods worked for Sterling Motorcars, Sterling, Virginia, where he first served as General Manager – MINI from 2015 to 2022, then, from 2020 to 2022, as General Sales and Finance Operations – BMW and MINI. While at Sterling Motorcars, he advanced from General Manager of MINI to General Sales Manager across BMW & MINI, holding P&L accountability, financial performance oversight, and leadership of sales organization.

William Rowland became a member of the Board of the Company on September 25, 2025, and has served as the Company’s Interim Chief Financial Officer since July 1, 2025. Mr. Rowland is the principal consultant working as an independent contractor under W. P. Rowland Properties Corp (herein “WPRR”), (Arizona), also d/b/a “CDMone LLC,” which he formed in 1984 and is its sole owner. Over the past 10 years, Mr. Rowland has provided services as an independent “Manager and Consultant” were provided through contracts with WPRR. The Management and Consulting services work he performed varied from advisory services across multiple industries, to in charge roles in numerous project initiatives to expand or re-position businesses including these major client assignments. Mr. Rowland is an expert in financial management of diverse enterprises, using his expertise as a Certified Public Accountant, experience in Business Advisory Services and Financial Management bolstered by his deep understanding of accounting, insurance, legal contracts, real estate acquisition, due diligence, operation processes, cost estimating, risk analysis and management of complex initiatives. Mr. Rowland is a graduate of Indiana University (BS), a past member of the American Institute of Certified Public Accountants (CPA), American Society for Healthcare Engineering (ASHE), Construction Specifications Institute (CSI), held Building and Engineering construction licenses from California to North Carolina and served on the American Arbitration Association Construction Industry Panel.

There exist no family relationships among the officers and directors of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One World Products, Inc.

Date: September 29, 2025.	By:	/s/ Isiah L. Thomas, III
	Name:	Isiah L. Thomas, III
	Title:	Chief Executive Officer